                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement            [_] Confidential, for Use of the
                                               Commission Only (as permitted by
[X] Definitive Proxy Statement                 Rule 14a-6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                                GEORGIA-PACIFIC
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



Payment of Filing Fee (Check the appropriate box):

[X] No Filing Fee Required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    --------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

    --------------------------------------------------------------------------

    (5) Total fee paid:

    --------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    --------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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Notes:

LOGO
            [Letterhead of Georgia-Pacific Corporation appears here]

                                                                  March 23, 1998

Dear Shareholder:

  The Annual Meeting of Shareholders of Georgia-Pacific Corporation will be held on May 5, 1998, at the Radisson Riverfront Hotel, 2 Tenth Street, in Augusta, Georgia. The meeting will begin promptly at 11:00 A.M., local time, and we hope that it will be possible for you to attend.

  The following Notice of Annual Meeting lists the business to be conducted at the meeting, which includes the election of directors.

  To expedite the admissions process for the Annual Meeting, please let us know if you will be attending by marking the appropriate box on the enclosed proxy card and returning it to our transfer agent, First Chicago Trust Company of New York. If you will be attending, please also detach the enclosed admission card and bring it with you to the Annual Meeting.

  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN, AND WHETHER OR NOT YOU PLAN TO ATTEND. THEREFORE, WE URGE YOU TO COMPLETE, SIGN AND RETURN YOUR PROXY CARD IN THE ENVELOPE PROVIDED AT YOUR EARLIEST CONVENIENCE.

                           Sincerely,

                           /s/ A. D. Correll
                           -------------------------------
                           A. D. Correll
                           Chairman, Chief Executive
                           Officer and President

                          GEORGIA-PACIFIC CORPORATION

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 5, 1998

                               ----------------

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Georgia-Pacific Corporation will be held at the Radisson Riverfront Hotel, 2 Tenth Street, Augusta, Georgia, on Tuesday, May 5, 1998, at 11:00 A.M., local time, for the purposes of:

  (1) electing four directors; and

  (2) transacting such other business as may properly come before the meeting or any adjournment thereof.

  Information relating to matter (1) above is contained in the attached Proxy Statement.

  Only the holders of record at the close of business on March 11, 1998 of shares of either Georgia-Pacific Group common stock or Timber Group common stock are entitled to notice of, and to vote at, the meeting.

                                       By order of the Board of Directors,

                                       /s/ Kenneth F. Khoury
                                       -------------------------------------
                                       Kenneth F. Khoury
                                       Vice President, Deputy General Counsel
                                       and Secretary

133 Peachtree Street, N.E.
Atlanta, Georgia 30303
March 23, 1998

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                          GEORGIA-PACIFIC CORPORATION
                          133 PEACHTREE STREET, N.E.
                            ATLANTA, GEORGIA 30303

                               ----------------

                                PROXY STATEMENT

  This Proxy Statement is provided in connection with the 1998 Annual Meeting of Shareholders of Georgia-Pacific Corporation ("Georgia-Pacific" or the "Corporation"), which will be held on May 5, 1998, for the purposes set forth in the Notice of Annual Meeting of Shareholders. The solicitation of proxies with respect to matters to be voted upon by the shareholders at the Annual Meeting is made by the Board of Directors of the Corporation (the "Board"). The Corporation commenced mailing this Proxy Statement and the enclosed form of proxy to holders of Georgia-Pacific Corporation -- Georgia-Pacific Group common stock ("Georgia-Pacific Group Stock") and Georgia-Pacific Corporation -- Timber Group common stock ("The Timber Company Stock") on or about March 23, 1998. Georgia-Pacific Group Stock and The Timber Company Stock are sometimes referred to collectively in this Proxy Statement as "Common Stock".

ACTION TO BE TAKEN UNDER THE PROXIES

  Shares of Common Stock represented by a properly executed proxy will be voted in accordance with the instructions thereon. If no instructions are given with respect to the matters to be acted on, the persons acting under the proxies will vote the shares represented thereby for the election of four nominees for director in Class II, and at their discretion as to such other business as may properly come before the meeting or any adjournment thereof. At this time, the Board does not know of any other business to be brought before the meeting. It is not anticipated that any nominee for election as a director will become unable to accept nomination, but if such an event should occur the person or persons acting under the proxies will vote for any substitute nominee who may be designated by the Governance Committee of the Board or by the Board itself.

VOTING PROCEDURES

  The presence in person or by proxy of holders of a majority of the votes entitled to be cast by the outstanding shares of Common Stock, voting together as a single class, constitutes a quorum for the transaction of business at the Annual Meeting of Shareholders. Whether held of record or held beneficially in street name, shares are counted for quorum purposes if such shares are represented, either in person or by proxy, at the meeting. Abstentions with respect to a proposal are counted for purposes of establishing a quorum. However, if a quorum is present, abstentions have no effect on the outcome of voting for directors. The vote required to elect directors is set forth under "Election of Directors" below.

EXECUTION AND REVOCATION OF PROXY

  If stock is registered in the name of more than one person, each such person should sign the proxy. If the proxy is signed by an attorney, executor, administrator, trustee, guardian or by any other person in a representative capacity, the full title of the person signing the proxy should be given and (if not previously furnished with a prior proxy) a certificate should be furnished showing evidence of appointment. The giving of a proxy does not affect your right to vote in person should you be able to attend the meeting. Your proxy may be revoked at any time before it is exercised, in which event written notice of revocation should be filed with the Secretary of the Corporation.

CONFIDENTIAL VOTING POLICY

  The Board has adopted a policy to ensure the confidentiality of the individual votes of the Corporation's shareholders, with certain limited exceptions. The policy provides that all shareholder proxies, ballots and voting materials that identify the votes of specific shareholders will be kept confidential and will not be disclosed to the Corporation, its affiliates, directors, officers and employees or to any third parties except where (i) disclosure is required by applicable law, (ii) a shareholder expressly requests disclosure with respect to his or her vote, or (iii) the Corporation concludes in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes. In addition, aggregate vote totals may be disclosed to the Corporation from time to time and publicly announced at the meeting of shareholders to which such vote totals relate. Signed proxy cards will be returned to, and all proxy votes will be tabulated by, an independent third party. The Corporation is not required to comply with this confidential voting policy in the event of a proxy contest unless the other person soliciting proxies in the contest agrees to comply with the policy.

  This confidential voting policy does not prohibit shareholders from disclosing the nature of their votes to the Corporation or to the Board if they wish to do so. The policy is intended to enhance shareholder rights and to encourage free and voluntary communication between the Corporation and its shareholders.

OUTSTANDING VOTING SECURITIES OF THE CORPORATION

  Holders of record of Common Stock at the close of business on March 11, 1998, are entitled to one vote for each share of Georgia-Pacific Group Stock held and 0.403 votes for each share of The Timber Company Stock held, on all matters properly brought before the Annual Meeting. The relative voting power of Georgia-Pacific Group Stock and The Timber Company Stock is determined, prior to each shareholder meeting, pursuant to a formula set forth in the Corporation's Restated Articles of Incorporation. The formula provides that each outstanding share of Georgia-Pacific Group Stock will have one vote and each outstanding share of The Timber Company Stock will have a variable number of votes equal to the ratio of the time-weighted average market value of one share of The Timber Company Stock to the corresponding value of one share of Georgia-Pacific Group Stock, calculated over a period of 20 trading days on the New York Stock Exchange ending on the 10th trading day prior to the record date for the subject shareholder meeting. For this Annual Meeting, the 20 trading day period began January 28, 1998 and ended February 25, 1998. As of March 11, 1998, 92,181,807 shares of Georgia-Pacific Group Stock and 92,626,631 shares of The Timber Company Stock were outstanding.

                       PROPOSAL I--ELECTION OF DIRECTORS

CORPORATE GOVERNANCE MATTERS

  The Board of Directors has adopted a set of Policies and Procedures governing the composition and operation of the Board and its Committees. These Policies and Procedures address, among other things, qualifications and tenure of directors, responsibilities and operation of committees, review of capital expenditure plans, capital appropriations and allocations, succession planning and performance reviews of the Chief Executive Officer and the Board itself. Some of the most significant of these policies are further described below.

  Pursuant to the Policies and Procedures, when the Chief Executive Officer resigns or retires, he must simultaneously offer to resign from the Board. All other directors may continue to serve until the annual meeting nearest to the date they attain the age of 72 years, even if their term of office would otherwise extend beyond such date, except that any director should offer to resign in the event of prolonged ill health or if the principal employment or similar responsibility he or she had when elected to the Board changes.

  The Policies and Procedures also require the Corporation to maintain a majority of "independent" directors, and that all directors serving on the Audit and Compensation Committees be independent. An "independent" director is one who is not an officer or former officer of the Corporation and is not related to any such person, is not an officer of a significant customer or supplier to the Corporation, does not have a significant personal services contract with the Corporation, is not a significant adviser (other than as a director) or consultant to the Corporation, and is not affiliated with a tax-exempt entity that receives significant contributions from the Corporation.

  Pursuant to the Policies and Procedures, the outside directors, acting as a group, annually evaluate the performance of the Chief Executive Officer based on objective criteria such as the overall performance of the Corporation, the accomplishment of long-term strategic objectives, the development of management, and performance against specific targets. The Chief Executive Officer reports regularly to the Board on the overall process of management development and succession planning for the Corporation. The Governance Committee of the Board, which is composed entirely of independent directors, makes an annual assessment of the Board's overall performance and reports its findings to the full Board. Each Committee of the Board also assesses annually its performance in carrying out its duties.

  As part of its review and approval of the letter stock recapitalization approved by the shareholders at a special meeting held December 16, 1997 (the "Letter Stock Recapitalization"), the Board adopted certain governance policies and directives addressing issues specific to the creation of two classes of Common Stock separately reflecting the performance of the Corporation's two operating groups, the Georgia-Pacific Group and The Timber Company, and recognizing its equal fiduciary obligations to the holders of Georgia-Pacific Group Stock and The Timber Company Stock. These policies and directives include revised procedures for Board review of matters affecting The Timber Company's business and operations, intracorporate transactions and allocations involving The Timber Company, and provide that directors should continue to hold a substantially equal number of shares of each class of Common Stock. In addition, the Board directed the Chief Executive Officer to establish operating policies providing, among other things: (1) that Georgia-Pacific Group will be able to acquire specified volumes of timber and wood fiber from The Timber Company and that The Timber Company will be able to sell specified volumes of timber and wood fiber to third parties; (2) that debt, interest, taxes, corporate overheads and other intracorporate charges will be allocated between the groups on as objective a basis as possible; (3) that earnings and cash flow of one group will not be invested in the other group and will only be used for reinvestment in the business of the group generating such earnings and cash flow, or to reduce the debt of such group, or will be returned to shareholders of the class of stock reflecting the performance of such group; and (4) that the groups will not compete in each other's principal businesses.

COMMITTEES OF THE BOARD OF DIRECTORS

  The Board of Directors currently appoints an Audit Committee, Compensation Committee, Executive Committee, Finance Committee and Governance Committee.

  Audit Committee. Mr. Robert Carswell, Mr. Harvey C. Fruehauf, Jr., Mr. Francis Jungers and Dr. Louis W. Sullivan, all of whom are independent directors as defined above, are members of the Audit Committee, and Mr. Jungers is Chairman of the Committee. The primary responsibilities of the Audit Committee are to provide assurance to the Board that the Corporation's financial reports fairly present its financial condition, cash flows and results of operations, that the Corporation is in reasonable compliance with pertinent laws and regulations, is conducting its affairs ethically and is maintaining effective controls to prevent and detect employee conflicts of interest, misconduct and fraud; to review the planning and results of the audit of the Corporation's financial statements with the Corporation's independent public accountants; to review the adequacy of the system of internal controls; and to review the planned scope of and fees charged by the independent public accountants for examinations of the Corporation's financial statements. In addition, the Audit Committee reviews the results of certain examinations performed by the Internal Audit Department of the Corporation. This Committee held five meetings in 1997.

  Compensation Committee. Mr. Donald V. Fites, Mr. Richard V. Giordano, Mr. David R. Goode, Mr. M. Douglas Ivester and Mr. James B. Williams, all of whom are independent directors as defined above, are members of the Compensation Committee, and Mr. Giordano is Chairman of the Committee. This Committee is responsible for administering the compensation programs of the Corporation. The Committee approves the design of, is administrator of, and makes grants and awards and sets performance targets under the compensation plans of the Corporation in which officers are eligible to participate, and certain other plans. The members of the Committee are not eligible to participate in any of these plans. The Committee evaluates the performance of the Chairman and Chief Executive Officer and reviews all aspects of his compensation, and determines all officers' salaries. The Committee also studies and makes determinations regarding other forms of compensation for officers and employees of the Corporation, including incentive compensation, retirement plans and other similar plans. From time to time the Committee meets privately with a compensation consultant to discuss executive compensation matters. This Committee held six meetings in 1997.

  Executive Committee. Mr. Alston D. Correll, Mr. T. Marshall Hahn, Jr. and Messrs. Fites, Fruehauf, Giordano and Jungers are members of the Executive Committee, and Mr. Correll is Chairman of the Committee. The Executive Committee is authorized to exercise the powers of the full Board between meetings, except that its authority does not extend to certain fundamental matters of corporate governance or to certain fundamental corporate transactions. The Committee does not hold regularly scheduled meetings but meets when necessary. This Committee did not meet in 1997.

  Finance Committee. Ms. Jane Evans and Messrs. Carswell, Goode, Ivester and Williams are members of the Finance Committee, and Mr. Williams is Chairman of the Committee. This Committee is primarily responsible for reviewing and recommending all forms of major financing, including the issuance of securities, all financial planning for the Corporation, including payment of dividends, and all policies to be implemented by management in the areas of corporate borrowing, major real property and equipment leases, acquisitions and dispositions of business operations and capital assets. This Committee held five meetings in 1997.

  Governance Committee. Ms. Evans, Dr. Sullivan and Messrs. Fites and Fruehauf are members of the Governance Committee, and Mr. Fruehauf is Chairman of the Committee. This Committee reviews and makes recommendations to the Board as to the composition, organization, work and compensation of the Board and its Committees, and conducts an annual evaluation of the Board as a whole. In making its assessment of the performance of the Board from May 1996 through April 1997, the Committee concluded that the Board functions well as a whole and has the background, experience and diversity to meet its fiduciary obligations to shareholders, to adequately oversee the Corporation's business and operations, and to provide appropriate advice to management. The Committee also determined that the Board had complied with its Policies and Procedures. This Committee also reviews all persons recommended to serve on the Board and makes recommendations to the Board regarding persons to be proposed by the Board as nominees for election as directors. The Committee will consider persons recommended for membership on the Board when suggested in good faith by a shareholder (with the consent of the nominee). The procedure shareholders must follow in order to nominate an individual for election to the Board is set forth under "Shareholder Nominations for Election of Directors" on page
11. This Committee held six meetings in 1997.

MEETINGS OF THE BOARD OF DIRECTORS

  The Board of Directors is scheduled to hold six regular meetings in 1998 and will hold special meetings when the business of the Corporation requires. During 1997 the Board held six regular meetings and one special meeting (on April 23, 1997), and members of the Board attended, on average, 85% of all Board meetings and meetings of Committees of which they were members. All members of the Board attended at least 75% of all Board and Committee meetings in 1997.

DIRECTORS AND NOMINEES

  The Bylaws of the Corporation provide for the division of the Board into three classes, with the directors in each class serving for a term of three years. At the Annual Meeting of Shareholders on May 5, 1998, four nominees for director in Class II are to be elected to serve until the Annual Meeting of Shareholders in 2001, or until their successors are elected and qualified. Directors are elected by a plurality of the votes cast by the holders of Common Stock at a meeting at which a quorum is present, in person or by proxy. The Board of Directors recommends that the shareholders vote FOR the election of the four nominees named below.

-------------------------------------------------------------------------------
               Nominees for Election in Class II on May 5, 1998
-------------------------------------------------------------------------------

                DONALD V. FITES, 64, Chairman and Chief Executive Officer of
              Caterpillar Inc. (manufacture of construction, mining and agricultural machinery and engines), Peoria, Illinois since 1990, has been a director of the Corporation since 1992.

                Mr. Fites is also a director of Caterpillar Inc., AT&T
              Corporation and Mobil Corporation.

[Photo appears here]
-------------------------------------------------------------------------------

                HARVEY C. FRUEHAUF, JR., 68, President of HCF Enterprises,
              Inc. (private investment management company), St. Clair Shores, Michigan since 1969, has been a director of Georgia-Pacific since 1968.

                Mr. Fruehauf is also a director of Sentinel Trust Company,
              LBA.

[Photo appears here]
-------------------------------------------------------------------------------

                DAVID R. GOODE, 57, Chairman, President and Chief Executive
              Officer of Norfolk Southern Corporation (transportation holding company), Norfolk, Virginia since September 1992, has been a director of Georgia-Pacific since 1992.

                Mr. Goode is also a director of Norfolk Southern Corporation,
              Aeroquip-Vickers, Inc., Caterpillar Inc. and Texas Instruments Incorporated.

[Photo appears here]
-------------------------------------------------------------------------------

                JAMES B. WILLIAMS, 65, Chairman of the Executive Committee of
              SunTrust Banks, Inc. (bank holding company), Atlanta, Georgia since March 21, 1998, has been a director of Georgia-Pacific since 1989. Mr. Williams held the positions of Chairman and Chief Executive Officer of SunTrust Banks, Inc. from April 1991 and April 1990, respectively, until March 21, 1998.

                Mr. Williams is also a director of SunTrust Banks, Inc., The
              Coca-Cola Company, Genuine Parts Company, Rollins, Inc., RPC, Inc., and Sonat Inc.

[Photo appears here]

-------------------------------------------------------------------------------
                             Continuing Directors
-------------------------------------------------------------------------------

                ROBERT CARSWELL, 69, Of Counsel to the law firm of Shearman &
              Sterling, New York, New York since January 1994, has been a director of Georgia-Pacific since 1987, and his current term as director will expire in 1999. Mr. Carswell was a partner of Shearman & Sterling from 1981 through 1993. He also served as Chairman of the Private Export Funding Corporation, New York, New York (finance company affiliated with the Export-Import Bank of the United States ) from 1993 until December 1996.

[Photo appears here]
-------------------------------------------------------------------------------

                ALSTON D. CORRELL, 56, Chief Executive Officer of Georgia-
              Pacific since May 1993, Chairman of the Corporation since December 1993, and President since May 1996, has been a director of the Corporation since 1992, and his current term as director will expire in 1999. Mr. Correll served as President and Chief Operating Officer of the Corporation from August 1991 until May 1993, and as President and Chief Executive Officer from May 1993 until December 1993.

                Mr. Correll is also a director of Sears, Roebuck and Co., The
              Southern Company and SunTrust Banks, Inc.

[Photo appears here]
-------------------------------------------------------------------------------

                JANE EVANS, 53, Chief Executive Officer of SmartTV (inter-
              active television/smart cards), Burbank, California since August 1995, has been a director of Georgia-Pacific since 1994, and her current term as director will expire in 2000. From April 1991 until March 1995, she was Vice President and General Manager of the Home and Personal Services Market Unit of US West Communications, Inc. (telecommunications company), Denver, Colorado.

                Ms. Evans is also a director of Banc-One--Arizona, Kaufman &
              Broad Home Corp., and Philip Morris Companies, Inc.

[Photo appears here]
-------------------------------------------------------------------------------

                RICHARD V. GIORDANO, 63, Chairman of BG plc (purchase,
              distribution and sale of gas and gas supported services), London, England since January 1994, has been a director of Georgia-Pacific since 1984, and his current term as director will expire in 2000. Mr. Giordano served as Chairman of The BOC Group plc (manufacture of industrial gases and other products) from 1985 until January 1992, and from January 1994 until January 1996.

                Mr. Giordano is also a director of Rio Tinto plc.

[Photo appears here]

                T. MARSHALL HAHN, JR., 71, Honorary Chairman of the Board of
              Georgia-Pacific since December 1993, has been a director of the Corporation since 1973, and his current term as director will expire in 1999. Mr. Hahn served as Chief Executive Officer of the Corporation from 1983 until May 1993, and as Chairman from 1984 until December 1993.

                Mr. Hahn is also a director of Norfolk Southern Corporation.

[Photo appears here]
-------------------------------------------------------------------------------

                M. DOUGLAS IVESTER, 50, Chairman of the Board and Chief
              Executive Officer of The Coca-Cola Company (manufacture, marketing and distribution of soft drink syrups, concentrates and soft drink products, and juice and juice drink products), Atlanta, Georgia since October 23, 1997, has been a director of Georgia-Pacific since 1993, and his current term as director will expire in 2000. Mr. Ivester was Executive Vice President and Principal Operating Officer/North America of The Coca-Cola Company from April 1993 until July 1994, and served as President and Chief Operating Officer of The Coca-Cola Company from July 1994 until assuming his present duties.

                Mr. Ivester is also a director of The Coca-Cola Company.
-------------------------------------------------------------------------------

                FRANCIS JUNGERS, 71, a private investor and business
              consultant in Portland, Oregon, has been a director of Georgia-Pacific since 1978, and his current term as director will expire in 1999. Mr. Jungers has been a consultant since January 1978, when he retired as Chairman and Chief Executive Officer of Arabian American Oil Company (an oil and gas producer).

                Mr. Jungers is also a director of The AES Corporation,
              Donaldson, Lufkin & Jenrette, Inc., Statia Terminals Group N.V., Thermo Ecotek Corporation, Thermo Electron Corporation, and Thermo Quest Corporation.

[Photo appears here]
-------------------------------------------------------------------------------

                LOUIS W. SULLIVAN, M.D., 64, President of Morehouse School of
              Medicine, Atlanta, Georgia since January 1993, has been a director of Georgia-Pacific since 1993, and his current term as director will expire in 2000. Dr. Sullivan served as Secretary of the United States Department of Health and Human Services from March 1989 until January 1993.

                Dr. Sullivan is also a director of Bristol-Myers Squibb
              Company, CIGNA Corporation, Equifax Inc., General Motors Corporation, Household International, Inc., and Minnesota Mining & Manufacturing Company.

[Photo appears here]

OWNERSHIP OF COMMON STOCK OF THE CORPORATION

  Set forth below is the number of shares beneficially owned, as of December 31, 1997, by persons known to the Corporation, based on data furnished by such persons, to be beneficial owners of more than five percent of the outstanding shares of any class of Common Stock. Also set forth below is the number of shares of each class of Common Stock beneficially owned on March 1, 1998 by all directors and nominees for director, by each of the executive officers named in the Summary Compensation Table on page 17, and by all directors and executive officers as a group, based on data furnished by such directors, nominees and executive officers. Unless otherwise specifically stated, all such persons have sole voting and investment power with respect to shares listed.

                                                    NUMBER OF        PERCENT OF
                                                 SHARES OWNED AND     CLASS OF
                              CLASS OF              NATURE OF          COMMON
NAME                         COMMON STOCK      BENEFICIAL OWNERSHIP    STOCK
----                     --------------------- --------------------  ----------
GREATER THAN 5%
 BENEFICIAL OWNERS:
 Wellington Management
  Company, LLP.......... Georgia-Pacific Group       6,885,075(1)       7.43%
 75 State Street,
  Boston, MA 02109          The Timber Company      10,562,675(1)      11.55%
 Vanguard/Windsor Fund,
  Inc. (2)..............
 100 Vanguard Boulevard
 Malvern, PA 19355
 The Capital Group
 Companies, Inc. and
 Capital Research and
 Management Company..... Georgia-Pacific Group       6,775,000(3)       7.30%
 333 South Hope Street      The Timber Company       6,675,000(3)       7.20%
 Los Angeles, CA 90071
DIRECTORS AND EXECUTIVE
OFFICERS:
 Robert Carswell........ Georgia-Pacific Group           4,615(4)(5)       *
                            The Timber Company           4,615(4)(5)
 Alston D. Correll...... Georgia-Pacific Group          96,000(6)          *
                            The Timber Company          97,000(6)
 Jane Evans............. Georgia-Pacific Group           1,194(5)          *
                            The Timber Company           1,194(5)
 Donald V. Fites........ Georgia-Pacific Group           3,611(4)(5)       *
                            The Timber Company           3,633(4)(5)
 Harvey C. Fruehauf,
  Jr.................... Georgia-Pacific Group         628,629(5)(7)       *
                            The Timber Company         633,699(5)(7)
 Richard V. Giordano.... Georgia-Pacific Group           3,891(5)          *
                            The Timber Company           3,891(5)
 David R. Goode......... Georgia-Pacific Group           1,894(4)(5)       *
                            The Timber Company           1,894(4)(5)
 T. Marshall Hahn, Jr... Georgia-Pacific Group          31,191(5)          *
                            The Timber Company          31,191(5)
 M. Douglas Ivester..... Georgia-Pacific Group           2,140(4)(5)       *
                            The Timber Company           2,140(4)(5)
 Francis Jungers........ Georgia-Pacific Group           8,447(5)          *
                            The Timber Company           8,447(5)
 Louis W. Sullivan...... Georgia-Pacific Group           1,726(5)          *
                            The Timber Company           1,734(5)
 James B. Williams...... Georgia-Pacific Group          12,623(4)(5)       *
                            The Timber Company          12,623(4)(5)
 John F. McGovern....... Georgia-Pacific Group          28,852(6)          *
                            The Timber Company          28,868(6)
 Donald L. Glass........ Georgia-Pacific Group          37,279(6)          *
                            The Timber Company          38,879(6)
 Lee M. Thomas.......... Georgia-Pacific Group           5,000(6)          *
                            The Timber Company           5,000(6)
 James F. Kelley........ Georgia-Pacific Group             547             *
                            The Timber Company             548
 All Directors and
  Executive Officers as
  a Group............... Georgia-Pacific Group         940,897(8)       1.02%
                            The Timber Company         948,691(8)       1.02%

--------
*  Less than 1 percent.
(1) Information regarding the ownership of Common Stock by Wellington Management Company, LLP ("WMC") was obtained from Schedule 13Gs, dated January 20, 1998 and January 18, 1998, filed by WMC with the Securities and Exchange Commission. WMC, in its capacity as investment advisor, may be deemed to be the beneficial owner of these shares which are held of record by clients of WMC. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. With the exception of Vanguard/Windsor Funds, Inc., no such client of WMC is known to have an interest with respect to more than 5% of the outstanding shares of any class of Common Stock. WMC shares dispositive power as to all 6,885,075 shares of Georgia-Pacific Group Stock, and shares voting power as to 341,655 of such shares. WMC shares dispositive power as to all 10,562,675 shares of The Timber Company Stock, and shares voting power as to 731,455 of such shares.
(2) Information regarding the ownership of Common Stock by Vanguard/Windsor Fund, Inc. ("Vanguard/Windsor") was obtained from Schedule 13Gs, dated February 9, 1998, filed by Vanguard/Windsor with the Securities and Exchange Commission. Vanguard/Windsor shares dispositive power and has sole voting power as to 6,462,700 shares of Georgia-Pacific Group Stock and 9,139,900 shares of The Timber Company Stock. As mentioned in footnote 1 above, these shares are included within the shares reported as beneficially owned by WMC.
(3) Information regarding the ownership of Common Stock by The Capital Group Companies, Inc. ("Capital Group") and Capital Research and Management Company ("Capital Research") was obtained from Schedule 13Gs, dated February 10, 1998, filed by Capital Group with the Securities and Exchange Commission. Capital Research, an investment advisor and wholly owned subsidiary of Capital Group, has sole dispositive power as to all 6,775,000 shares of Georgia-Pacific Group Stock and all 6,675,000 shares of The Timber Company Stock.
(4) In addition to the shares beneficially owned by such person, this director has elected to defer payment of a portion of the directors' fees paid or payable to him, with such amounts to earn a return to be determined as if they had been invested in Common Stock of the Corporation. As of March 1, 1998, the deferred compensation account of the directors listed below included amounts equivalent to the number and class of shares of Common Stock listed opposite their names:

                                        GEORGIA-PACIFIC GROUP THE TIMBER COMPANY
                                                STOCK               STOCK
                                        --------------------- ------------------
   Mr. Carswell........................         9,001               9,057
   Mr. Fites...........................           121                 121
   Mr. Goode ..........................         3,796               3,820
   Mr. Ivester.........................         3,138               3,157
   Mr. Williams........................         5,091               5,123

(5) Includes restricted shares of Common Stock received under the Outside Directors Stock Plan (the "Directors Stock Plan"), including shares granted in the conversion of accrued benefits under the Directors Retirement Program, all as further described on page 10 under "Compensation of Directors". As of March 1, 1998, the current directors' holdings of restricted shares granted under the Directors Stock Plan were as follows:

                                        GEORGIA-PACIFIC GROUP THE TIMBER COMPANY
                                                STOCK               STOCK
                                        --------------------- ------------------
   Mr. Carswell........................         3,615               3,615
   Ms. Evans...........................         1,194               1,194
   Mr. Fites...........................         1,761               1,761
   Mr. Fruehauf........................         3,789               3,789
   Mr. Giordano........................         2,891               2,891
   Mr. Goode...........................         1,394               1,394
   Mr. Hahn............................           875                 875
   Mr. Ivester.........................         1,140               1,140
   Mr. Jungers.........................         4,447               4,447
   Dr. Sullivan........................         1,598               1,598
   Mr. Williams........................         2,623               2,623

(6) Includes the following numbers of restricted shares of Common Stock awarded under the 1990 Long-Term Incentive Plan to the following persons in their capacity as executive officers of the Corporation:

                                                   GEORGIA-PACIFIC  THE TIMBER
                                                     GROUP STOCK   COMPANY STOCK
                                                   --------------- -------------
   Mr. Correll....................................     25,000         25,000
   Mr. McGovern...................................      5,000          5,000
   Mr. Glass......................................      5,800          5,800
   Mr. Thomas.....................................      5,000          5,000

(7) With respect to these shares, Mr. Fruehauf has: (i) sole voting and investment power as to 159,285 shares of Georgia-Pacific Group Stock and 159,285 shares of The Timber Company Stock; (ii) sole voting power and shared investment power as to 251,649 shares of Georgia-Pacific Group Stock and 251,649 shares of The Timber Company Stock; (iii) shared voting and investment power as to 170,845 shares of Georgia-Pacific Group Stock and 175,915 shares of The Timber Company Stock; and (iv) shared investment power but no voting power as to 36,223 shares of Georgia-Pacific Group Stock and 36,223 shares of The Timber Company Stock.
(8) Includes an aggregate of 59,400 restricted shares of Georgia-Pacific Group Stock and 59,400 restricted shares of The Timber Company Stock awarded to executive officers under the 1990 Long-Term Incentive Plan.

COMPENSATION OF DIRECTORS

  At the 1997 Annual Meeting, shareholders approved a restructuring of the Corporation's overall outside director compensation and benefits program. The purpose of the restructuring was to align the interests of directors more directly with those of the Corporation's shareholders by providing that approximately half of director's compensation be paid in shares of Common Stock.

  As a result of such restructuring, the total annual compensation payable to each non-employee director for 1997 was $40,000 in cash and a grant of restricted stock under the Directors Stock Plan having a value of $40,000 on the date of grant (May 15, 1997). The Board has been advised by its compensation consultant that the total of cash and stock-based compensation of $80,000 per year is approximately equal to the median compensation of directors of similarly-sized corporations. While attendance fees for both Board and Committee meetings were eliminated effective May 6, 1997, each Committee chairman continues to receive an additional $5,000 annual fee. The Board believes that this compensation package continues to allow the Corporation to attract and retain qualified directors, while evidencing the Board's commitment to insure that a significant portion of director's compensation be stock-based.

  All shares granted under the Directors Stock Plan are "restricted" and may not be sold or otherwise transferred except upon the director's death, expiration of six months after the director's retirement pursuant to the Board's retirement policy, or in the event continued service is prohibited by law or by the policies of a governmental, charitable or educational institution with which the director accepts a position. If the director's service on the Board terminates for any other reason, all shares issued to him or her under the Plan will be forfeited. Following the Letter Stock Recapitalization, the Directors Stock Plan was interpreted by the Compensation Committee to provide that all future grants under the Plan would be for substantially equal numbers of shares of Georgia-Pacific Group Stock and The Timber Company Stock. Accordingly, on May 15, 1998, each non-employee director will receive a grant of substantially equal numbers of shares of each class of Common Stock, with an aggregate value of $40,000 (subject to immaterial rounding differences).

  As part of the restructuring of the directors' compensation and benefits program, accrual of additional retirement benefits under the Directors Retirement Program ceased effective May 6, 1997. Accrued benefits under the Program for former directors were preserved, while the accrued benefits of each of the ten current non-employee directors who participated in the Directors Retirement Program (the present value of which totalled $1,303,889 in the aggregate as of May 6, 1997) were converted into a grant of an equivalent number of shares of restricted stock under the Directors Stock Plan effective May 15, 1997. The Corporation also provides $50,000 of group term life insurance for each director who is not an officer of the Corporation.

  Directors have the option to defer all or a part of the cash compensation payable to them provided at least $10,000 is deferred in each calendar year. Directors electing to defer all or a part of their fees have the further option of having (a) the return on such deferred fees determined as if such funds had been invested (i) in Common Stock of the Corporation or (ii) at a floating interest rate equal to 3/4% over the six-month Treasury Bill rate, and (b) the deferred fees (adjusted for investment gains or losses) paid upon retirement in a single payment or in annual cash payments. Effective December 17, 1997, the deferred compensation plan was interpreted by the Compensation Committee to provide that, as to deferred fees earning a return as if invested in Common Stock, such return would be calculated assuming investment in an equal number of shares of Georgia-Pacific Group Stock and The Timber Company Stock.

TRANSACTIONS WITH DIRECTORS

  Mr. Carswell is Of Counsel to and was a partner in the law firm of Shearman & Sterling, New York, New York. Shearman & Sterling performed legal services for the Corporation in 1997, and it is anticipated that such firm will perform legal services for the Corporation in 1998.

SHAREHOLDER NOMINATIONS FOR ELECTION OF DIRECTORS

  The Bylaws of the Corporation provide that any shareholder of record entitled to vote generally in the election of directors may nominate persons for election as directors at a meeting if written notice of such shareholder's intent to make such nomination has been given, either by personal delivery or by first class United States mail, postage prepaid, to the Secretary of the Corporation not less than 60 days nor more than 75 days prior to the meeting. In the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder of his or her intent to nominate must be so received by the Secretary of the Corporation by the close of business on the 10th day following the day on which such notice of the date of meeting was mailed or such public disclosure was made, whichever first occurs.

  Each such shareholder's notice to the Secretary of an intent to nominate must set forth: (i) the name and address of record of the shareholder who intends to make the nomination; (ii) a representation that the shareholder is a holder of record of shares of the Corporation's capital stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the persons specified in the notice; (iii) the class and number of shares of Common Stock held of record, owned beneficially, and represented by proxy, by the shareholder, and each proposed nominee, as of the date of the notice; (iv) the name, age, business and residence addresses, and principal occupation or employment of each proposed nominee; (v) a description of all arrangements or understandings between the shareholder and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (vi) such other information regarding each proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (vii) the written consent of each proposed nominee to serve as a director of the Corporation if so elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

                      COMPENSATION OF EXECUTIVE OFFICERS

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors is responsible for administering executive compensation. The duties of this Committee are set forth on page 4 under the heading "Compensation Committee". This report describes the compensation policies established by the Committee for the executive officers of the Corporation.

  The Corporation's executive compensation program consists of three elements: base salaries, annual cash incentive compensation opportunities, and long-term equity incentive compensation opportunities. The Corporation's annual and long-term incentive plans, approved by the Corporation's shareholders in 1995 and 1997, have been designed to tie executive compensation to enhancement of shareholder returns and achievement of the Corporation's business objectives.

  Targeted levels of each component of executive compensation are set at levels that the Committee believes, based on a regular review of survey data provided by two nationally recognized compensation consulting firms, approximate the 50th percentile of prevailing practice. Because the Committee believes that the competitive environment for qualified executives extends beyond the paper and forest products industry, this survey data covers a cross-section of U.S. industrial companies, representing a range of industries, which are similar to the Corporation in terms of size and complexity of operations (the "Comparison Group"). The overall Comparison Group includes 7 of the 10 companies in the Standard & Poor's Paper and Forest Products Index included in the Comparison of Cumulative Five-Year Shareholder Return (the "Performance Graph") on page 16.

  The Internal Revenue Code generally provides that corporate deductions will be disallowed for annual compensation in excess of $1,000,000 paid to certain executive officers. The Compensation Committee's policy is to design and administer the Corporation's executive compensation program to minimize any loss of tax deductibility, while at the same time ensuring that the Corporation's compensation program remains competitive. The Corporation's annual and long-term incentive plans are intended to qualify payments under those plans as "performance-based compensation", which is not subject to the $1,000,000 cap on deductibility.

  Base Salary. Executive officers' base salaries are reviewed and approved annually by the Compensation Committee. Initial salaries and subsequent increases in such salaries are based on individual qualifications, experience and performance, the nature of job responsibilities and competitive marketplace data. Salaries of executive officers are established by reference to the median base salary of their counterparts in the Comparison Group. In determining 1997 base salaries, the Compensation Committee focused on base salaries paid to bonus-eligible executives in the Comparison Group. For 1997, executive officer salaries, including those of the officers included in the Summary Compensation Table on page 17, on average approximated the median
(50th) percentile of prevailing comparative salary practices among the Comparison Group, based on surveys available as of the beginning of 1997. Mr. Correll's annual base salary in 1997 was $1,050,000, which is approximately 102% of the median of salaries for such position paid by the Comparison Group.

  Economic Value Incentive Plan ("EVIP"). The EVIP is designed to align annual cash incentive compensation opportunities with the Corporation's financial strategy. Georgia-Pacific has established Economic Value Added ("EVA(R)") as its principal financial metric to evaluate its progress. EVA, which measures the Corporation's ability to generate net after-tax operating profits in excess of its cost of capital (both equity and debt), determines the "annual" portion of the cash bonus incentives under the EVIP. The remainder of participants' bonuses under the EVIP (the "long-term" portion) is based on assessments of each business unit's efforts during a given year to achieve identified EVA "drivers" and to increase the EVA of the Corporation in succeeding years.

  Bonuses could be earned for 1997 under the annual portion of the EVIP at three different levels. For any amount to be earned a threshold EVA level had to be achieved; intermediate and maximum EVA levels also were established. The Committee set EVA targets for the Corporation as a whole, and Mr. Correll, as Chief Executive Officer, established EVA goals for each business segment and division consistent with these corporate goals. Participants could earn a predetermined percentage of their base salary grade midpoint upon achievement of corporate, segment and/or division EVA targets applicable to them, with higher bonus percentages being assigned to participants in positions of greater responsibility within the Corporation.

  The Committee set the corporate intermediate EVA level and the corresponding bonus percentages such that the total bonus opportunity under the EVIP would lie at the median (50th percentile) of competitive practice if this intermediate EVA goal were achieved. The corporate threshold EVA level, on the one hand, and maximum EVA, on the other (and the corresponding bonus percentages), were set at levels designed to afford participants below- and above-average bonus opportunities, respectively. The Corporation, with Compensation Committee oversight, structured the EVIP based on the median practices of Comparison Group companies included in one of the two surveys used in the determination of base salaries. The total (annual and long-term) bonus payable to each participant was limited to 100% of base salary.

  The Corporation as a whole did not meet its threshold EVA level in 1997. However, certain business segments and divisions within the Corporation did achieve EVA levels at or exceeding their threshold, and the executive officers and other EVIP participants in those segments and divisions received a bonus payment under the annual portion of the EVIP. The precise amount paid to participants was based on percentages set by the Committee of the salary grade midpoint of each participant and the degree to which each participant's assigned business segment or division achieved the EVA goals set for it. Executive officers and EVIP participants outside these segments and divisions did not receive any bonus payment under the annual portion of the EVIP.

  The EVIP permits the payment of a bonus to the Chief Executive Officer only if the Corporation's annual EVA targets are met. Because the Corporation failed to achieve threshold EVA in 1997, under the terms of the EVIP Mr. Correll was not entitled to and did not receive a bonus for 1997.

  Bonuses were awarded by Mr. Correll to all other participants in the EVIP under its long-term portion based on his assessment of actions taken during 1997 by each operating division and corporate staff department to achieve their EVA drivers and to increase EVA in future years. Based on competitive data used by the Corporation in developing annual cash incentive compensation opportunities under the EVIP, total bonuses paid to the executive officers (other than Mr. Correll) included in the Summary Compensation Table on page 17 ranged between 37% and 66% of the median bonuses paid to executives in comparable positions at Comparison Group companies.

  Shareholder Value Incentive Plan ("SVIP"). The SVIP is a performance option plan designed to provide an incentive to participants to maximize total shareholder return. Under the SVIP, both grant levels and the vesting schedule are determined by Georgia-Pacific's total shareholder return performance relative to the companies in the Standard & Poor's Paper and Forest Products Index, other than Georgia-Pacific (the "S&P Peer Group").

  Effective February 3, 1997, all executive officers and other key employees designated by the Compensation Committee as participants in the SVIP were granted options to purchase the Corporation's then-existing common stock (the "Former Common Stock"). Mr. Correll was awarded options to purchase 94,500 shares. As required by the SVIP, the exercise price of the options granted in 1997 was $74.25, the fair market value of the Former Common Stock on the date of grant. The number of options granted to each participant in 1997 was that number of options, based on the participant's base salary grade, which would provide such participant with an expected long-term compensation opportunity equivalent to the median (50th percentile) amount of long-term incentive awards provided by the Comparison Group companies.

  Because of the SVIP's performance-based vesting feature, the ultimate value of options to participants is subject to significant risk. Except in limited situations involving an optionee's death, disability, retirement or a change in control of the Corporation, unless specified performance targets are met vesting of options will not occur until nine and one-half years from their grant date, and such options will then remain exercisable for only six months prior to their expiration. Performance vesting may occur at the end of three, four or five years from the grant date only if, at any such date, the Corporation's "Total Shareholder Return" over the immediately preceding three, four or five full fiscal years, as the case may be, exceeds the weighted average Total Shareholder Return of the S&P Peer Group for the same period.

  "Total Shareholder Return" for the Corporation and each S&P Peer Group company is determined in the same manner as such return is determined for purposes of the Performance Graph, and is defined in the SVIP as (i) the sum of (A) the aggregate value, based on the issuer's share price at the end of the measurement period and assuming reinvestment of all dividends, of an investment in such issuer's stock assumed to have been made at the beginning of the measurement period at the then-current share price, less (B) the value of such investment at the beginning of the measurement period, divided by (ii) the value of the investment at the beginning of the measurement period.

  In addition, effective February 3, 1997 the Board approved an amendment to the SVIP to permit special discretionary grants by the Committee as an additional performance incentive to selected recipients. Such discretionary grants have a five and one-half year life and will vest, if at all, only at the end of three, four or five years from the grant date if the Corporation meets the criteria for performance-based vesting of options under the SVIP as set forth above. After reviewing Mr. Correll's total compensation package for 1997, the Committee awarded Mr. Correll a discretionary option grant to purchase 40,000 shares of the Former Common Stock effective February 3, 1997. As required by the SVIP, the exercise price of the option was $74.25, the fair market value of the Former Common Stock on the date of grant. The Committee determined that this discretionary grant, which emphasizes payment only upon the Corporation's achievement of superior shareholder returns, was appropriate in order to provide Mr. Correll with a total compensation package for 1997 in line with chief executive officers of the Comparison Group.

  Changes in Long-Term Equity Incentive Compensation Plans to Reflect the Letter Stock Recapitalization. In conjunction with the Letter Stock Recapitalization, on December 16, 1997 the shareholders approved an amendment and restatement of the SVIP (the "Restated SVIP") and adopted two new equity incentive plans, the Georgia-Pacific Corporation/Georgia-Pacific Group 1997 Long-Term Incentive Plan (the "Georgia-Pacific Group LTIP") and the Georgia-Pacific Corporation/Timber Group 1997 Long-Term Incentive Plan ("The Timber Company LTIP"), as further described below.

  Restated SVIP. In light of the two new 1997 equity incentive plans, the Restated SVIP eliminated future grants of options under that Plan. In addition, it provided for the conversion, effective December 17, 1997, of each previously granted unexercised option to purchase Former Common Stock under the SVIP into two separate options (each independently exercisable), one to purchase shares of Georgia-Pacific Group Stock and the other to purchase shares of The Timber Company Stock, in each case for a number of shares equal to the number of shares of Former Common Stock specified in the original unexercised option. The exercise prices for the resulting Georgia-Pacific Group Stock options and The Timber Company Stock options were calculated by multiplying the exercise price under the original SVIP option from which they were converted by a fraction, the numerator of which is the average of the high and low price of Georgia-Pacific Group Stock or The Timber Company Stock, as the case may be, on December 17, 1997 and the denominator of which is the sum of such Georgia-Pacific Group Stock and The Timber Company Stock prices. This was intended to ensure that the aggregate intrinsic value of the options was preserved and the ratio of the exercise price per option to the market value per share was not reduced. Following the conversion, the vesting provisions and option periods of the resulting Georgia-Pacific Group Stock options and The Timber Company Stock options remain the same as for the original SVIP option from which they were converted.

  1997 Long-Term Incentive Plans. The Georgia-Pacific Group LTIP and The Timber Company LTIP (collectively, the "1997 Incentive Plans") are designed to increase the Corporation's ability, given two classes of common stock separately reflecting the performance of distinct operating groups, to focus the management of those respective operating groups on maximizing the returns from such businesses by structuring incentives for employees of each group that are tied directly to the share price performance of that group. The Georgia-Pacific Group LTIP authorizes grants of stock options, restricted stock and performance awards with respect to Georgia-Pacific Group Stock. The Timber Company LTIP authorizes grants of stock options, restricted stock and performance awards with respect to The Timber Company Stock. The Committee has the authority under the 1997 Incentive Plans to set the terms and conditions of any grants and awards, provided that the exercise price of any incentive stock option cannot be less than 100% of the fair market value of the underlying stock on the date of grant of the award.

  The Corporation does not currently intend to grant awards under the Georgia-Pacific Group LTIP to managers of The Timber Company. However, it is intended that certain officers and employees of the Corporation with responsibilities involving both operating groups may be granted options, restricted stock or performance awards under both 1997 Incentive Plans. Consistent with that intention, on December 17, 1997 seven executive officers of the Corporation, along with key managers of The Timber Company, were granted stock options pursuant to The Timber Company LTIP. Mr. Correll was awarded options to purchase 345,400 shares of The Timber Company Stock. These options will expire December 16, 2007 and will become exercisable over four years with 25% of each grant vesting on each of the first four anniversaries of the grant date. In the event of a change in control of the Corporation, these options become immediately exercisable for the remainder of their term. The exercise price of these options is $25.13, the fair market value of The Timber Company Stock on the grant date.

  The intent of these December 17 grants under The Timber Company LTIP was to align executive and shareholder interests from the outset of trading in The Timber Company Stock. In order to maximize these executives' incentive to increase shareholder value, the December 17 grants represented their total stock option awards under The Timber Company LTIP for fiscal years 1998 and 1999. At the current time, the Committee does not intend to award further grants under The Timber Company LTIP to these executives, including Mr. Correll, until the year 2000.

  In addition, on December 17, 1997 certain key managers of The Timber Company received an award of performance units under The Timber Company LTIP pursuant to which cash awards may be earned on the basis of actual cumulative earnings before interest, taxes, depreciation, depletion and amortization ("EBITDDA") of The Timber Company over a three-year period compared to a targeted level of EBITDDA. Recipients can earn 0% to 200% of a targeted cash value of $3.00 per unit depending on The Timber Company's performance in generating EBITDDA over this period.

  The Committee believes that the combination of stock options and long-term performance cash awards will provide strong incentive for management to focus on shareholder returns for The Timber Company Stock and to produce strong cash flows to fund investment in The Timber Company and dividends on, and repurchases of, The Timber Company Stock.

  The foregoing report has been furnished by the following members of the Compensation Committee of the Company's Board of Directors:
                                          Richard V. Giordano, Chairman
                                          Donald V. Fites
                                          David R. Goode
                                          M. Douglas Ivester
                                          James B. Williams

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS
  During 1997, Mr. Williams was Chairman and Chief Executive Officer of SunTrust Banks, Inc., and served on the Compensation Committee of the Board of Directors of the Corporation. Mr. Correll, Chairman, Chief Executive Officer and President of the Corporation, served as a director of SunTrust Banks, Inc. during 1997.

FIVE-YEAR SHAREHOLDER RETURN COMPARISON
  As required by the rules of the Securities and Exchange Commission, set forth below is a line-graph presentation comparing cumulative, five-year shareholder returns for the Corporation, the S&P 500 Stock Index and the Standard & Poor's Paper and Forest Products Index.

            COMPARISON OF CUMULATIVE FIVE-YEAR SHAREHOLDER RETURN*



  LOGO
                             [Graph appears here]

                             1992  1993    1994    1995    1996    1997
-------------------------------------------------------------------------
Georgia-Pacific Corporation  $100 $112.89 $120.10 $118.03 $127.40 $151.15
-------------------------------------------------------------------------
S&P 500 P&FP Stock Index**   $100 $110.21 $114.84 $126.44 $139.86 $149.97
-------------------------------------------------------------------------
S&P 500 Stock Index**        $100 $110.08 $111.53 $153.45 $188.68 $251.63

--------
 * Assumes that the value of the investment in Georgia-Pacific common stock and each index was $100 on December 31, 1992 and that all dividends were reinvested. On December 17, 1997, the Corporation recapitalized its Former Common Stock into Georgia-Pacific Group Stock and The Timber Company Stock, and after that time the graph reflects a composite return for the two new classes of stock.
**Provided by Standard & Poor's Compustat, a division of The McGraw-Hill
   Companies.

COMPENSATION OF EXECUTIVE OFFICERS

  The following table sets forth information concerning the compensation of the Corporation's Chief Executive Officer and each of the other four most highly compensated executive officers of the Corporation at the end of 1997.

                          SUMMARY COMPENSATION TABLE

                                                                 LONG-TERM
                                                                COMPENSATION
                                    ANNUAL COMPENSATION          AWARDS(3)
                             ---------------------------------- ------------
                                                                 SECURITIES
                                                   OTHER ANNUAL  UNDERLYING   ALL OTHER
NAME AND                                  BONUS    COMPENSATION OPTIONS/SARS COMPENSATION
PRINCIPAL POSITION      YEAR SALARY($)    ($)(1)      ($)(2)       (#)(4)       ($)(5)
------------------      ---- ---------- ---------- ------------ ------------ ------------
Alston D. Correll...... 1997 $1,050,000 $      -0-  $1,087,522    614,600      $ 6,000
 Chairman, Chief        1996  1,050,000        -0-     209,153    227,000        6,000
 Executive Officer      1995    962,000  1,300,000     205,120    166,000        6,000
 and President
John F. McGovern....... 1997    440,000    233,300     190,731    155,900       11,000
 Executive Vice         1996    420,000    120,500      25,971     84,000       10,800
 President-Finance      1995    350,370    348,000      36,709     27,200       10,650
 and Chief
 Financial Officer
Donald L. Glass........ 1997    383,315    251,000     365,023    299,600        8,905
 Executive Vice         1996    347,000    108,600      30,271     46,800        8,972
 President-Timber       1995    330,000    179,900      29,038     24,000       10,650
 Chief Executive
 Officer-The Timber
 Company
Lee M. Thomas.......... 1997    404,388    196,000       7,011     50,200        9,684
 Executive Vice         1996    357,100     82,600       8,307     39,600        9,777
 President-Paper        1995    345,000    241,300       8,516     24,000       11,624
 and Chemicals
James F. Kelley........ 1997    389,500    145,800       6,035     79,300       11,350
 Senior Vice President-
 Law                    1996    378,000     77,200      15,088     39,600       11,625
 and General Counsel    1995    365,000    263,300     162,402     24,000       11,625

--------

(1) Reflects bonuses paid under the EVIP, the terms of which are further described on page 12 under "Economic Value Incentive Plan".

(2) Other Annual Compensation is composed of annual compensation not properly categorized as salary or bonus. It includes payments made by the Corporation on behalf of Mr. Correll, Mr. McGovern and Mr. Glass pursuant to the 1990 Long-Term Incentive Plan (the "1990 LTIP"). Under the 1990 LTIP, at the time restricted shares of Common Stock awarded under the Plan become vested, the Corporation will pay to the appropriate taxing authorities a cash amount designed to approximate the amount of federal and state income taxes which would be incurred by the participant as a result of the vesting of the awarded shares and as a result of such cash payment, as if the participant were subject to such taxes at the highest statutory marginal federal and Georgia income tax rates on personal service income for the calendar year in which the award vests. The amount of the cash payment may not exceed 100% of the market value of the vested shares on the date of vesting. Pursuant to the normal vesting provisions of the 1990 LTIP, shares awarded to Mr. Correll, Mr. McGovern and Mr. Glass in January and February, 1992 vested in January and February, 1997. Accordingly, cash payments in the following amounts were made on behalf of the following individuals in connection with such vesting: Mr. Correll, $1,061,815; Mr. McGovern, $184,823; and Mr. Glass, $357,325.

(3) At December 31, 1997, the class, number and value of the aggregate shares of restricted Common Stock awarded to and beneficially held by each of the persons named above pursuant to the 1990 LTIP were as follows: Mr. Correll, 25,000 shares of Georgia-Pacific Group Stock and 25,000 shares of The Timber Company Stock with an aggregate value of $2,085,937;
    Mr. McGovern, 5,000 shares of Georgia-Pacific Group Stock and 5,000 shares of The Timber Company Stock with an aggregate value of $417,187; Mr. Glass, 5,800 shares of Georgia-Pacific Group and 5,800 shares of The Timber Company Stock with an aggregate value of $483,937; and Mr. Thomas, 5,000 shares of Georgia-Pacific Group Stock and 5,000 shares of The Timber Company Stock with an aggregate value of $417,187. Mr. Kelley did not participate in the 1990 LTIP.

(4) Reflects the conversion of options for Former Common Stock granted under the SVIP into independently exercisable options for Georgia-Pacific Group Stock and The Timber Company Stock as further described on page 14 under "Restated SVIP", and the December 17, 1997 grants of The Timber Company Stock pursuant to The Timber Company LTIP, the terms of which are further described on page 15 under "1997 Long-Term Incentive Plans". A breakdown of the options set forth in the table, by class, is as follows:

                      YEAR GEORGIA-PACIFIC GROUP STOCK THE TIMBER COMPANY STOCK
                      ---- --------------------------- ------------------------
   Mr. Correll....... 1997           134,600                   480,000
                      1996           113,500                   113,500
                      1995            83,000                    83,000
   Mr. McGovern...... 1997            35,000                   120,900
                      1996            42,000                    42,000
                      1995            13,600                    13,600
   Mr. Glass......... 1997            25,100                   274,500
                      1996            23,400                    23,400
                      1995            12,000                    12,000
   Mr. Thomas........ 1997            25,100                    25,100
                      1996            19,800                    19,800
                      1995            12,000                    12,000
   Mr. Kelley........ 1997            16,500                    62,800
                      1996            19,800                    19,800
                      1995            12,000                    12,000

(5) Includes contributions by the Corporation to the Georgia-Pacific Corporation Savings and Capital Growth Plan on behalf of the named individuals in the following amounts for 1997: Mr. Correll, $3,000; Mr. McGovern, $8,300; Mr. Glass, $6,581; Mr. Thomas, $6,684; and Mr. Kelley, $8,950. Also includes premiums for term life insurance for the benefit of the named individuals paid by the Corporation in the following amounts for 1997: Mr. Correll, $3,000; Mr. McGovern $2,700; Mr. Glass, $2,325; Mr.
    Thomas, $3,000; and Mr. Kelley, $2,400.

                   OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)

                            SVIP STOCK OPTIONS (2)

                                             INDIVIDUAL GRANTS
                         ----------------------------------------------------------
                                        PERCENT OF
                           NUMBER OF      TOTAL
                          SECURITIES   OPTIONS/SARS EXERCISE
                          UNDERLYING    GRANTED TO  OR BASE             GRANT DATE
                         OPTIONS/SARS  EMPLOYEES IN   PRICE  EXPIRATION   PRESENT
NAME                     GRANTED(#)(3) FISCAL YEAR   ($/SH)     DATE    VALUE($)(4)
----                     ------------- ------------ -------- ---------- -----------
Alston D. Correll.......    94,600         5.42%     74.25     2/2/07    1,795,064
                            40,000         2.29      74.25     8/4/02      576,798
John F. McGovern........    35,000         2.00      74.25     2/2/07      664,136
Donald L. Glass.........    25,100         1.44      74.25     2/2/07      476,280
Lee M. Thomas...........    25,100         1.44      74.25     2/2/07      476,280
James F. Kelley.........    16,500         0.95      74.25     2/2/07      313,093

                   THE TIMBER COMPANY LTIP STOCK OPTIONS(5)

                                             INDIVIDUAL GRANTS
                         ---------------------------------------------------------
                                       PERCENT OF
                                         TOTAL
                          NUMBER OF   OPTIONS/SARS
                          SECURITIES   GRANTED TO  EXERCISE
                          UNDERLYING  EMPLOYEES IN OR BASE             GRANT DATE
                         OPTIONS/SARS    FISCAL      PRICE  EXPIRATION   PRESENT
NAME                      GRANTED(#)    YEAR(6)     ($/SH)     DATE    VALUE($)(4)
----                     ------------ ------------ -------- ---------- -----------
Alston D. Correll.......   345,400       34.18%     25.13    12/16/07   2,140,660
John F. McGovern........    85,900        8.50      25.13    12/16/07     532,376
Donald L. Glass.........   249,400       24.68      25.13    12/16/07   1,545,688
Lee M. Thomas...........       --          --         --          --          --
James F. Kelley.........    46,300        4.58      25.13    12/16/07     286,950

--------
(1) There were no SAR grants in 1997.
(2) As discussed under "Restated SVIP" on page 14, these options to purchase shares of Former Common Stock were converted following the Letter Stock Recapitalization into two separate options, one to purchase shares of Georgia-Pacific Group Stock and one to purchase shares of The Timber Company Stock, in each case for a number of shares equal to the original unexercised SVIP option shown above. The exercise price for the listed options of $74.25 per share was allocated between the converted options based on the proportionate market values of Georgia-Pacific Group Stock and The Timber Company Stock on December 17, 1997, resulting in an exercise price of $52.84 per share for the Georgia-Pacific Group Stock options and $21.41 per share for The Timber Company Stock options.
(3) With the exception of the discretionary grant expiring August 4, 2002, these options become exercisable six months prior to their expiration, but may become exercisable earlier if certain performance goals based on Total Shareholder Return (the "Performance Goals") are achieved. See "Shareholder Value Incentive Plan" on page 13. In addition, if an optionee retires, becomes disabled or dies and performance-based vesting is not achieved, between 50% and 100% of such person's options, determined according to the number of years elapsed in the option term, will become exercisable for no more than six months. In the event of a change in control of the Corporation, these options become exercisable for the remainder of their term if the Corporation's Total Shareholder Return over the immediately preceding three, four or five years exceeded the Total Shareholder Return of companies included in the Standard & Poor's Paper and Forest Products Index over the same period. Options under Mr. Correll's discretionary grant will vest, if at all, only at the end of three, four or five years from the grant date if the Performance Goals are met.

(4) Based on the Black-Scholes option pricing model. The actual value, if any, an executive officer may realize ultimately depends on the market value of the subject class of Common Stock at a future date. This valuation is provided pursuant to Securities and Exchange Commission disclosure rules. There is no assurance that the value realized will be at or near the value estimated by the Black-Scholes model. Assumptions used to calculate this value for SVIP stock options expiring on 2/2/07 are as follows: (i) an estimated volatility of 24.71%; (ii) an estimated dividend yield of 2.47%;
    (iii) a risk-free rate of 6.25%; (iv) an expected life of the option of 10 years; and (v) an option forfeiture rate of 3% per year over the vesting period. Assumptions used to calculate this value for SVIP stock options expiring on 8/4/02 are as follows: (i) an estimated volatility of 24.71%;
    (ii) an estimated dividend yield of 2.47%; (iii) a risk-free rate of 5.25%; (iv) an expected life of the option of 5.5 years; and (v) an option forfeiture rate of 7% per year over the vesting period. Assumptions used to calculate this value for The Timber Company stock options expiring on 12/16/07 are as follows: (i) an estimated volatility of 25.00%; (ii) an estimated dividend yield of 3.98%; (iii) a risk-free rate of 6.5%; (iv) an expected life of the option of 10 years; and (v) an option forfeiture rate of 3% per year over the vesting period.
(5) On December 17, 1997, options were granted under The Timber Company LTIP to a total of 42 participants. As discussed under "1997 Long-Term Incentive Plans" on page 15, the grants listed above represent the named executives' awards under The Timber Company LTIP for 1998 and 1999. These options become exercisable over four years from the date of grant with 25% of each grant vesting on each of the first four anniversaries of the grant date. In the event of a change in control of the Corporation, these options become immediately exercisable for the remainder of their term.
(6) Represents only the December 17, 1997 grants under The Timber Company LTIP. The percentage of the aggregate number of outstanding options to purchase The Timber Company Stock held by the named executives at December 31, 1997 was as follows: Mr. Correll, 11.44%; Mr. Glass, 5.24%; Mr. McGovern, 2.98%; Mr. Thomas, 0.96%; and Mr. Kelley, 1.60%.

                    AGGREGATED OPTION/SAR EXERCISES IN LAST
                  FISCAL YEAR AND FY-END OPTION/SAR VALUES(1)

                      GEORGIA-PACIFIC GROUP STOCK OPTIONS

                            NUMBER OF SECURITIES
                           UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                           OPTIONS/SARS AT FISCAL           IN-THE-MONEY
                                 YEAR-END(#)              OPTIONS/SARS($)
                          ------------------------- ----------------------------
NAME                      EXERCISABLE UNEXERCISABLE EXERCISABLE(2) UNEXERCISABLE
----                      ----------- ------------- -------------- -------------
Alston D. Correll........     -0-        331,100         -0-        $2,381,311
John F. McGovern.........     -0-         90,600         -0-           704,846
Donald L. Glass..........     -0-         60,500         -0-           452,299
Lee M. Thomas............     -0-         56,900         -0-           419,647
James F. Kelley..........     -0-         48,300         -0-           351,621

                       THE TIMBER COMPANY STOCK OPTIONS

                            NUMBER OF SECURITIES
                           UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                           OPTIONS/SARS AT FISCAL           IN-THE-MONEY
                                 YEAR-END(#)              OPTIONS/SARS($)
                          ------------------------- ----------------------------
NAME                      EXERCISABLE UNEXERCISABLE EXERCISABLE(2) UNEXERCISABLE
----                      ----------- ------------- -------------- -------------
Alston D. Correll........     -0-        676,500         -0-         $369,158
John F. McGovern.........     -0-        176,500         -0-          117,687
Donald L. Glass..........     -0-        309,900         -0-           72,722
Lee M. Thomas............     -0-         56,900         -0-           66,468
James F. Kelley..........     -0-         94,600         -0-           55,481

--------
(1) There were no SAR or stock option exercises by any of the named executives in 1997, and no unexercised SARs were held by any of the named executives at December 31, 1997.
(2) Except in circumstances involving a change in control of the Corporation, options granted under the SVIP in 1995 will be exercisable beginning April 1, 1998, options granted under the SVIP in 1996 will be exercisable no earlier than February 1, 1999, and options granted under the SVIP in 1997 will be exercisable no earlier than February 3, 2000. Except in circumstances involving a change in control of the Corporation, 25% of the options granted under The Timber Company LTIP in 1997 will become exercisable on each of December 17, 1998, 1999, 2000 and 2001.


            LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR*

                                           PERFORMANCE ESTIMATED FUTURE PAYOUTS
                                 NUMBER OF  OR OTHER    UNDER NON-STOCK PRICE-
                                  SHARES,    PERIOD           BASED PLANS
                                 UNITS OR     UNTIL    -------------------------
                                   OTHER   MATURATION  THRESHOLD TARGET  MAXIMUM
NAME                             RIGHTS(#)  OR PAYOUT     ($)      ($)     ($)
----                             --------- ----------- --------- ------- -------
Alston D. Correll...............      --          --        --       --      --
John F. McGovern................      --          --        --       --      --
Donald L. Glass.................  146,500   1998-2000   219,750  439,500 549,375
Lee M. Thomas...................      --          --        --       --      --
James F. Kelley.................      --          --        --       --      --

--------
  *This table represents potential payouts of cash awards under The Timber Company LTIP, if earned, upon completion of the performance period. These awards are tied to EBITDDA goals. Target amounts will be earned if 100% of the EBITDDA goal is achieved; threshold amounts will be earned if 85% of the goal is achieved; and maximum amounts will be earned if 115% of the goal is achieved. See "1997 Long-Term Incentive Plans" on page 15.

  Officers' Retirement Plan ("Retirement Plan"). The Retirement Plan is represented by separate but substantially similar agreements with each officer. Subject to certain offsets, the Retirement Plan provides that Georgia-Pacific will make post-retirement monthly payments to each officer for life, based on an aggregate annual amount equal to 50% of the officer's average annual compensation (including bonuses under management incentive plans) during the officer's last four years of employment and, at the officer's death, will continue to pay to the officer's surviving spouse, for the remainder of such spouse's life, 50% of the amount that had been payable to the officer. Full benefits are payable upon retirement after attaining age 55 with 15 years of service (commencing at age 62) or age 65. Benefits generally are available to an officer who terminates employment with the Corporation before age 65 with at least three years of service but are not payable until age 62. Such termination benefits are reduced proportionately if total service at termination of employment is less than 15 years. Disability and death benefits are also provided.

  Retirement Plan benefits are subject to offset. Such offsets include the amounts which would become payable to the officer and to the officer's surviving spouse under the Georgia-Pacific Salaried Employees Retirement Plan ("SERP") and the value of the Corporation's contributions to the Georgia-Pacific Savings and Capital Growth Plan (the "Savings Plan"), in which virtually all salaried employees of the Corporation or its participating subsidiaries are eligible to participate. In the case of both the Savings Plan and the SERP, the officer's interest is converted to an actuarially equivalent joint and 50% survivor annuity for offset purposes. If an officer engages in certain competitive activity after retirement, benefits under the Retirement Plan terminate.

  The table below sets forth certain information relating to benefits under the Retirement Plan with respect to the named individuals (a) assuming retirement as of January 1, 1998, and (b) assuming retirement at age 65, using projected years of credited service at age 65 and final average compensation as of December 31, 1997. The benefits disclosed in the table represent the maximum estimated annual benefits under the Retirement Plan, without reduction for offsets provided for in such Plan. Because such amounts exceed the total of such offsetting payments, the amounts disclosed in the table below represent the estimated maximum aggregate benefit payable to the named executive officers under all pension and other defined benefit or actuarial plans.

                     ANNUAL BENEFIT BASED ON 50% OF FINAL
                            AVERAGE COMPENSATION(1)

                                                                    RETIREMENT AT
                              RETIREMENT ON JANUARY 1, 1998            AGE 65
                              -----------------------------         -------------
                                ANNUAL               YEARS OF           ANNUAL
                               BENEFITS          CREDITED SERVICE     BENEFIT(2)
                              ----------------- ------------------  -------------
Mr. Correll.................. $         441,525                  9    $735,875
Mr. McGovern.................           289,972                 16     289,972
Mr. Glass....................           252,969                 25     252,969
Mr. Thomas...................            68,850                  4     258,188
Mr. Kelley...................            69,493                  4     260,600

--------
(1) "Compensation" for these purposes means only base salary (including salary deferred as before-tax contributions to the Savings Plan) and annual incentive bonuses, if any, and excludes any other cash or non-cash compensation items.
(2) Represents the formula benefit at the normal retirement age of 65 under the Retirement Plan, based on average annual compensation during the period 1994-1997.

                                 OTHER MATTERS

INDEPENDENT PUBLIC ACCOUNTANTS

  Arthur Andersen LLP has audited the accounts of the Corporation and its subsidiaries since 1948 and will continue in that capacity during 1998. A representative of Arthur Andersen LLP will be present at the Annual Meeting of Shareholders with the opportunity to make a statement and will be available to respond to appropriate questions.

SOLICITATION OF PROXIES

  Georgeson & Company Inc. has been engaged by the Corporation to assist in the solicitation of proxies at a cost not to exceed approximately $9,000. In addition to the solicitation of proxies by mail through Georgeson & Company Inc., other means of communication such as telephone, facsimile and personal interview may be employed by the officers, directors and regular employees of the Corporation. All costs of the solicitation of proxies will be borne by the Corporation. The Corporation will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material and annual reports to the beneficial owners of stock in accordance with the schedule of charges approved by the New York Stock Exchange.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors and executive officers to file with the Securities and Exchange Commission and the New York Stock Exchange reports of changes in ownership of Common Stock. Securities and Exchange Commission regulations require that such directors and executive officers furnish to the Corporation copies of all Section 16(a) reports they file. To the Corporation's knowledge, based solely on review of the copies of such reports furnished to the Corporation and written representations that no other reports were required, during the fiscal year ended December 31, 1997, all of its officers and directors complied with applicable Section 16(a) filing requirements, except as follows. Ronald L. Paul, Executive Vice President--Wood Products and Distribution, was late in filing a Form 3 following his promotion to an executive officer position on September 17, 1997. Mr. Paul subsequently filed a Form 3 on December 3, 1997.

SHAREHOLDER PROPOSALS

  Shareholder proposals (other than director nominations discussed under "Shareholder Nominations for Election of Directors" on page 11) for the Annual Meeting of Shareholders to be held on May 4, 1999, will not be included in the Corporation's Proxy Statement for that meeting unless received by the Corporation at its executive office in Atlanta, Georgia, on or prior to November 25, 1998. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to shareholder proposals.

                                 By order of the Board of Directors,

                                 /s/Kenneth F. Khoury
                                 --------------------------------------------
                                 Kenneth F. Khoury
                                 Vice President, Deputy General
                                  Counsel and Secretary

Atlanta, Georgia
March 23, 1998

  THE CORPORATION'S 1997 ANNUAL REPORT TO SHAREHOLDERS, WHICH INCLUDES AUDITED FINANCIAL STATEMENTS, HAS BEEN MAILED TO SHAREHOLDERS OF THE CORPORATION. THE 1997 ANNUAL REPORT DOES NOT FORM ANY PART OF THE MATERIAL FOR THE SOLICITATION OF PROXIES.

  A COPY OF GEORGIA-PACIFIC CORPORATION'S 1997 ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K WILL BE SUPPLIED WITHOUT CHARGE UPON REQUEST. ANNUAL STATISTICAL UPDATES ARE ALSO AVAILABLE. REQUESTS FOR SUCH INFORMATION SHOULD BE DIRECTED TO:

INVESTOR RELATIONS
GEORGIA-PACIFIC CORPORATION
P. O. BOX 105605
ATLANTA, GEORGIA 30348
(404) 652-5555

EVA IS A REGISTERED TRADEMARK OF STERN STEWART & CO.

PRINTED ON GEORGIA-PACIFIC FINANCIAL OPAQUE 27 LB. BOOK.

            [Letterhead of Georgia-Pacific Corporation appears here]
                                                                  March 23, 1998

To Participants in either the Georgia-Pacific Group Stock Fund or Georgia-Pacific Timber Stock Fund of the Georgia-Pacific Corporation Savings and Capital Growth Plan and the Georgia-Pacific Hourly 401(k) Savings Plan (the "Plans"):

  In connection with the Georgia-Pacific Corporation 1998 Annual Meeting of Shareholders (the "Annual Meeting") to be held on May 5, 1998, enclosed are proxy materials relative to shares allocated to you with respect to your interest in either the Georgia-Pacific Group Stock Fund or Georgia-Pacific Timber Stock Fund of one or both of the Plans mentioned above.

  We wish to call your attention to the fact that pursuant to the provisions of both Plans, Vanguard Fiduciary Trust Company, the Trustee under the Plans, cannot vote your allocable shares of either Georgia-Pacific Group Common Stock or Timber Group Common Stock on the matters to be acted on at the Annual Meeting without your specific voting instructions.

  Accordingly, in order for your allocable shares to be voted at the Annual Meeting, please give your voting instructions over your signature on the enclosed card and return it to First Chicago Trust Company of New York, who will tabulate the votes for the Trustee, promptly in the enclosed, self-addressed, postage-paid envelope. It is understood that if you sign without otherwise marking the card, you wish the Trustee to vote your shares FOR the election of directors, as recommended by the Board of Directors of Georgia-Pacific Corporation.

  We urge you to send in the enclosed card promptly so that the Trustee may vote the shares allocable to you under the Plans in accordance with your wishes.

                           Very truly yours,

                           /s/ Kenneth F. Khoury
                           ---------------------------
                           Kenneth F. Khoury
                           Vice President, Deputy
                           General Counsel
                           and Secretary

--------------------------------------------------------------------------------

                        CONFIDENTIAL VOTING INSTRUCTIONS
                          GEORGIA-PACIFIC CORPORATION
                           ANNUAL MEETING MAY 5, 1998

  The undersigned hereby directs Vanguard Fiduciary Trust Company, as Trustee under the Georgia-Pacific Corporation Savings and Capital Growth Plan and the Georgia-Pacific Corporation Hourly 401(k) Savings Plan (the "Plans"), to vote in person or by proxy all shares of both Georgia-Pacific Group common stock and Timber Group common stock of Georgia-Pacific Corporation allocated to any ac-counts of the undersigned under the Plans in the manner indicated on the re-verse hereof with respect to Item 1, as described in the Georgia-Pacific Corpo-ration Notice of 1998 Annual Meeting of Shareholders and Proxy Statement, in connection with the Georgia-Pacific Corporation Annual Meeting of Shareholders to be held on May 5, 1998.

Election of Directors:
Nominees in Class II: Donald V. Fites, Harvey C. Fruehauf, Jr., David R. Goode and James B. Williams
P R O X Y




                                  SEE REVERSE
                                      SIDE
                             FOLD AND DETACH HERE

--------------------------------------------------------------------------------

                                                                          |6358
                                                                           ----
    Please mark your
[X] votes as in this
    example.

WHEN THIS CARD IS PROPERLY EXECUTED, YOUR INTEREST WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE BY MARKING THE APPROPRIATE BOXES BELOW, THE TRUSTEE WILL VOTE YOUR INTERESTS FOR ITEM 1.

1. Election of Directors          FOR             WITHHELD
                                  [ ]               [ ]

For, except vote withheld from the following nominee(s):
--------------------------------------------------------------------------------


SIGNATURE(S) ___________________________________________________ DATE

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                            FOLD AND DETACH HERE

--------------------------------------------------------------------------------

                          GEORGIA-PACIFIC CORPORATION
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                         FOR ANNUAL MEETING MAY 5, 1998

  The undersigned hereby appoints A.D. Correll, James F. Kelley and Kenneth F. Khoury, jointly and severally, proxies with full power of substitution, to vote all shares of both Georgia-Pacific Group common stock and Timber Group common stock of GEORGIA-PACIFIC CORPORATION owned of record by the undersigned, and which the undersigned is entitled to vote on all matters which may come before the 1998 Annual Meeting of Shareholders to be held at the Radisson Riverfront Hotel, 2 Tenth Street, Augusta, Georgia, on May 5, 1998 at 11:00 a.m., local time, and any adjournments thereof, unless otherwise specified herein.

Election of Directors:
Nominees in Class II: Donald V. Fites,
Harvey C. Fruehauf, Jr.,
David R. Goode and James B. Williams
P R O X Y
Change of Address

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(If you have written in the above space, please mark the corresponding box on the reverse side of this card.)
YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES,
SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT
VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.
                                  SEE REVERSE
                                      SIDE
                             FOLD AND DETACH HERE

  [LOGO OF                     ADMISSION TICKET
GEORGIA-PACIFIC
APPEARS HERE]            ANNUAL MEETING OF SHAREHOLDERS

If you plan to attend the 1998 Annual Meeting of Shareholders, please mark the appropriate box on the reverse of the attached Proxy Card. The meeting will be held on Tuesday, May 5, 1998, at the Radisson Riverfront Hotel, 2 Tenth Street, Augusta, Georgia. The meeting will begin promptly at 11:00 a.m. local time.

           TO AVOID DELAY AT THE ENTRANCE, PLEASE PRESENT THIS TICKET

                                     AGENDA

                           ELECTION OF FOUR DIRECTORS


     TRANSACTION OF OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING


IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING, WHETHER OR NOT YOU ATTEND THE MEETING IN PERSON. TO MAKE SURE YOUR SHARES ARE REPRESENTED, WE URGE YOU TO COMPLETE AND MAIL THE PROXY CARD ABOVE.

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                                                                            7654
                                                                            ----
Please mark your votes as in this example.
 X
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED
HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS.
              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.
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                                      FOR
                                    WITHHELD
1. Election of Directors
I PLAN TO ATTEND THE ANNUAL MEETING
For, except vote withheld from the following nominee(s):
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CHANGE OF ADDRESS ON REVERSE SIDE
SIGNATURE(S) ________________________________________ DATE ____________________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                             FOLD AND DETACH HERE